SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT



Pursuant  to  Section 13 or 15(d)  of  the  Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 26, 2001

                MONMOUTH CAPITAL CORPORATION
    (Exact name of Registrant as specified in its charter)



  New Jersey                      0-24282             21-0740878
(State or other jurisdiction    (Commission          (IRS Employer
 of incorporation)               File Number)     Identification Number)



       3499 Route 9N, Suite 3C, Freehold, NJ  07728
     (Address of principal executive offices)




Registrant's telephone number, including area code  (732) 577-9993




(Former name or former address, if changed since last report.)



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     Item 8.  Change in Fiscal Year.

           On September 26, 2001, the Company adopted a change in fiscal year end from March 31 to December 31. The Company filed with the Internal Revenue Service for automatic approval to change its annual accounting period under section 442 of the Internal Revenue Code. The Company will file a report on Form 10-Q no later than November 15, 2001 for the quarter ending September 30, 2001. The Company will file a report on Form 10-K no later than March 31, 2002 for the transition period from April 1, 2001 to December 31, 2001.




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                         SIGNATURES


       Pursuant   to   the  requirements   of   the  Securities
Exchange Act of  1934, the   Registrant  has duly  caused  this
report to be signed on its behalf by the undersigned hereunto duly authorized.



                                MONMOUTH CAPITAL CORPORATION




                                /s/ Anna T. Chew
                                ANNA T. CHEW
                                Vice President



     Date       September 26, 2001




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